UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 26, 2014
Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668-4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Royal Bancshares of Pennsylvania, Inc. (“Royal”) previously announced that Andrew J. Miller, Chief Lending Officer of Royal Bank America (the “Bank”), retired on Friday, September 26, 2014.  In connection with Mr. Miller’s retirement, he was paid $256,346 on October 10, 2014, which is equivalent to the amount of base salary remaining under his employment agreement through the end of the term of such agreement. In addition, Mr. Miller received additional ancillary payments, including for unused accrued paid time off.  Under the terms of his agreement, Mr. Miller is subject to a noncompete agreement with the Bank for fifteen months after the date of his retirement.  A copy of the Separation and General Release Agreement between and among Mr. Miller, Royal and the Bank is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1         Separation and General Release Agreement, dated September 22, 2014, between and among Andrew J. Miller, Royal Bancshares of Pennsylvania, Inc. and Royal Bank America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: October 17, 2014
	By:	/s/ Michael S. Thompson
Michael S. Thompson
Chief Financial Officer